EXHIBIT 99.5

                        Hanseatic Discretionary Pool, LLC
                        9925 Pennsylvania Ave. Suite 110
                             Oklahoma City, OK 73159
                 Tel.: (405) 691-2793 Toll Free: (888) 840-8434
                 Fax: (405) 691-6124 Email: shellast@swbell.net


              December 22, 2003

              To:          Members of the Hanseatic Discretionary Pool, LLC
              From:        Simcha Bluth and Randy Shell

              Dear Members:

              From the day we formed our fund five years ago, we've placed great value on your confidence and trust. Through our intent and actions, we've strived to be worthy of that trust. As managing members of the Hanseatic Discretionary Pool, our business revolves around one basic tenet - when you succeed, we succeed. It's that belief that drives our actions.

              In March of 2001, our fund last hit a high water mark (a high point for returns). For almost three years we've waited, observing what the Hanseatic Corporation was doing to return the Discretionary Program to a level of sustained profitability. It's not been an easy wait.

              After careful consideration, we no longer believe it's in the best interests of our fund maintain a trading advisory relationship with the Hanseatic Corporation (our fund's current trading advisor). Therefore, pursuant to the terms of three documents - our fund's Operating Agreement and our fund's Prospectus, along with the Hanseatic Corporation's Client Advisory Agreement and Trading Authorization (the agreement between our fund and the Hanseatic Corporation, allowing them to trade on our fund's behalf) - on December 26th we're terminating the advisory relationship between our fund and the Hanseatic Corporation. Additionally, effective January 1, 2004 our fund will establish a new trading advisory relationship with another trading advisor - Jalex Trading.

              We believe the reasons for terminating our fund's advisory relationship with Hanseatic are self-evident. Although the Hanseatic Corporation has been given considerable time to reverse the negative performance in the Discretionary Program, that has not yet occurred. In any futures fund, the bottom line is performance and the Discretionary Program's performance has not been favorable. Given the very strong returns in the Discretionary Program during the year 2000, we've given the Hanseatic Corporation considerable time to arrest the draw down and return the program to consistent profitability. Unfortunately, to this date they've not been able to accomplish that. In any endeavor, you reach a point when difficult decisions must be made. In this case, we believe that time is now. In our opinion, the decision to terminate our advisory relationship with Hanseatic Corporation serves the best interests of our fund.

              Though we're understandably disappointed with the lack of performance in the Discretionary Program, we're equally excited to introduce Jalex Trading as our new fund's trading advisor. Jalex

              Trading is the money management division of Commodity Pool Services, Inc. (CPSI). CPSI is registered as a Commodity Trading Advisor, Commodity Pool Operator and an Introducing Broker. The principals and owners of CPSI are Randy Shell and Simcha Bluth. Those names will probably be familiar since we (the owners and principals of Pool Management Services, the CPO for our fund) are also the principals of CPSI.

              Jalex Trading has two trading programs - it's Futures Spread Program and its Bond & Stock Program. Our fund will trade pursuant to the Jalex Trading Futures Spread Program. This program incorporates several futures trading strategies, with trading in several futures markets. For the year 2003, the Futures Spread Program produced a net return of +27.01%. Please see the performance record for Jalex Trading, located on page 10 of Jalex Trading's Disclosure Document that's enclosed with this letter.

              Collectively, we (Randy Shell and Simcha Bluth) have 32 years experience in the futures industry. During our tenure, we've been involved in many aspects of the futures business. This includes operating commodity funds and managing the activities of futures brokerage firms. More to the point, for decades we've been actively involved in trading the futures and futures option markets. Throughout the years, we've conducted in-depth research into market behavior and the development of trading strategies. You can learn more about our backgrounds, beyond what is found in our fund" Prospectus, by visiting: www.jalextrading.com/team.htm

              A little more than a year ago, we started Jalex Trading. Our goal was to take the trading insights, techniques and strategies we've developed through the years and inject those into a trading program. After forming Jalex Trading we began to construct our trading programs.

              Initially, our plan was to begin trading in our programs (with modest seed capital) for a 18 to 24 months. That's often done in our industry while building a performance record. Following that period, it was our intention to initiate a more significant marketing effort. The Hanseatic Corporation's inability to reverse the negative performance of the Discretionary Program moved us to accelerate our timetable (by a few months). As noted previously, we've just finished the first year of trading in the Futures Spread program, posting a net return of +27.01%. As stated previously, please see the performance record for Jalex Trading, located on page 10 of Jalex Trading's Disclosure Document that's enclosed with this letter.

              Terminating our fund's advisory agreement with the Hanseatic Corporation and establishing a new advisory agreement with Jalex trading will require several things to be done. Let's discuss those briefly:

              1. Effective December 26th 2003, our fund will terminate its advisory relationship with the Hanseatic Corporation.

              2. Effective January 1, January 2004, our fund will enter into a new advisory agreement with Jalex Trading, with our fund trading pursuant to the Jalex Trading Futures Spread Program.

              3. Shortly (in the next few weeks), we will be changing the name of our fund. When we formed our fund, the name "Hanseatic Discretionary Pool" was used as a way to connect the fund to that trading program. With the change in advisors and programs, we want and need to change the name.

              4. Our fund's new trading program - the Jalex Trading Futures Spread Program - is materially different than our old program (the Discretionary Program). Our fund's present fee structure was designed around trading in the Discretionary Program. As we begin trading the Futures Spread Program, we will need and seek to amend the fee structure of the fund. Here's a summary of our fund's present fee structure, and an explanation of how we propose the amend it:

                  Present Fee Structure (annual)  New Fee Structure (annual)

                  CTA Fee:          2.0%          CTA Fee:                  2.0%
                  Commission Fee:   5.8%          CPO Fee:                  1.5%
                  Operating Expense 1.0%          Operating Expense         1.0%
                                                  Actual cost of clearing   2.3%
                                                  Selling Fee
                                                            variable (see below)
                  ----------------------          ------------------------------
                  Total             8.8%          Total                     6.8%
                                                     (plus selling fees, if any)


                  Incentive Fees: 20% of new      Incentive Fee:    20% of new
                                  net profits                       net profits


                  Explanation of our present fee structure

                  CTA Fee: Our fund presently pays a CTA fee (to the Hanseatic Corporation) of 2.0%.

                  Commission Fee: Our fund presently pays a commission fee of 5.8% annually. The actual cost of clearing our fund's trades (approximately 1.8% annually) is deducted from the 5.8%. The remaining 4% is paid to our firm, the fund's CPO. From that 4%, our firm pays any selling agents. The remainder is retained by our firm.

                  Operating  Expense:   Operating  Expenses  for  our  fund  are
                  presently set at a maximum level of 1% annually. That fee does not change.

                  Incentive Fees: Our fund presently pays an incentive fee of 20% of the new net profits earned.

                  Explanation of New Fee Structure

                  CTA Fee: Under the new fee structure, the CTA fee remains at 2.0%

                  CPO Fee: Under the new fee structure, the fund will pay a CPO fee of 1.5% annually.

                  "Commission"   and/or   "Selling"  Fees:  Under  the  new  fee
                  structure, the fund will have two fees that are relate to "commissions" or "selling".

                  a. Actual cost of clearing our trades. The actual cost of clearing our fund's trades, considered "commissions", is paid to our clearing firm. For the year 2003, the actual cost of clearing in the Futures Spread Program was approximately 2.3%.

                           Note: Since its inception in 1998, our fund has held trading accounts with 3 different clearing firms. In each case, our fund's advisor (the Hanseatic
                           Corporation)  selected the clearing  firm to be used.
                           Through the years, our fund has paid an average commission rate (commissions plus ticket fees) of approximately $12 to $16 per round turn. When our fund begins trading pursuant to Jalex Trading's Futures Spread Program, it's our intention to negotiate a significantly lower round turn commission rate for the fund.

                  b. Selling Fee - Public funds may be sold by selling agents. If a broker sells our fund, he/she may be entitled to receive a 4% annual "trail" commission. In that event, the 4% fee will be assessed on those accounts sold by the broker. This is a variable expense. The amount of selling fee (if any) will be determined by the value of the accounts a broker brings to our fund.

                           Under the new fee structure neither Pool Management Services (our fund's CPO), we (the principals of Pool Management Services) nor any affiliated entities, officers, directors or employees of our firm or of any affiliated entities will receive, directly or indirectly, any portion of any selling fee, clearing or brokerage commissions or trail commissions.

                           It's important to note that NO selling fees are paid by our fund on the accounts of existing members. The selling fee will only apply to new accounts, where a broker is involved in the sale. Not all of new subscriptions to our fund will be subject to the selling fee. The selling fee will only apply to new accounts sold by a broker. If a new client comes directly to our fund (contacts us without the services of a broker), those accounts are not subject to a selling fee.

                           As stated previously, under the new fee structure neither Pool Management Services (our fund's CPO), we (the principals of Pool Management Services) nor any affiliated entities, officers, directors or employees of our firm or of any affiliated entities will receive, directly or indirectly, any portion of any selling fee, clearing or brokerage commissions or trail commissions.

                  c. Incentive Fees - Under the new fee structure, the amount of incentive fee our fund will be charged will not change. It will remain at 20% of new net profits. As you may recall, Incentive fees are paid to a trading advisor for the new profits it earns for clients. If a trading advisor realizes losses, those losses must be recouped before any new incentive fees will be earned. With Hanseatic as the trading advisor, our fund has incurred a "net loss carry-forward" of approximately $530,000 (as of November 30, 2003) . Hanseatic would have been required to recoup these losses before any new incentive fees would have been earned.

                           Jalex Trading (the new trading advisor) had nothing to do with the creation of our fund's loss. Additionally, our fund's Prospectus addresses the subject of loss carry-forwards when a new trading advisor enters our fund. On page 7 of our fund's Prospectus, under the section "The Risks You Face", the Prospectus states:

                           "Any new trading advisor will not be obligated to recoup losses, if any, incurred by the prior trading advisor before they are paid incentive fees."

                           According to the terms of our fund's Prospectus, Jalex Trading (as the new trading advisor) is not required to recoup the losses generated by the Hanseatic Corporation. Although not required to do so, Jalex Trading will not charge our fund any incentive fees until the entire amount of the loss carry-forward has been recovered. This is a significant advantage to our fund and fund clients.

                           Why is our fund receiving this benefit? Since we are also the principals of Jalex Trading, this decision (waiving incentive fees until the loss carry-forward is recouped) is our decision to make. In a nutshell... it's the right thing to do for the fund and our clients.

                  5. The changes taking place in our fund are significant. Naturally, we're here to provide you with whatever information you need, including information about Jalex Trading and the Futures Spread Program.

                           a.       Enclosed with this letter is a copy of Jalex
                                    Trading's   current   Disclosure   Document.
                                    Please review that very carefully.

                           b. Please visit Jalex Trading's web site at www.jalextrading.com.

                           c. Please contact us. We've begun to contact members of the fund on December 22. If you've not yet heard from us, we want to discuss this with you. We always welcome your phone calls and emails. Please call
                                    (888)    999-1278    or    email    us    at
                                    hanseatic-discretionary-pool@comcast.net

                  6. In the next two or three weeks, we'll be sending you another letter to discuss the changes. Additionally, during the first three months of 2003, our fund's prospectus will be updated. There will be several material changes made in the document (reflecting the change in trading advisor, the nature of the new trading program, revision in the fee structure of the fund, etc.). When that update is complete, you'll receive a copy.

                  7. As a member of our fund, you have redemption and voting rights. On the following pages you'll find a copy of those rights, as defined in our fund's Operating Agreement.

                  8. Enclosures - Enclosed with this letter you will find the most recent copy of Jalex Trading's Disclosure Document, as well as the copy of Jalex Trading's
                           Advisory Agreement that will be executed on our fund's behalf.

As we stated earlier in this letter, we've always placed great value on your confidence and trust. Through our intentions and actions, we've strived to be worthy of that trust. It's our appreciation of your trust and confidence that now directs our actions. We appreciate the opportunity to serve your investment interests in our fund and look forward to what we hope is a successful future.

              Best Wishes and Happy Holidays

              Simcha Bluth
              Randy Shell

        Past performance is not necessarily indicative of future results.
            There is the risk of substantial loss in futures trading.

Your Redemptive Rights:
              Redemption of Units. A Member may request in writing ("Request for Redemption") to withdraw from the Pool part or all of his capital contribution and undistributed profits. Any such withdrawal is herein referred to as a "Redemption."

              All Requests for Redemption must specify the name and address of the redeeming Member and the amount of Units sought to be redeemed. The effective date of Redemption (the "Redemption Date") shall be the close of business on the last business day of the then current month; provided that the Manager shall be in receipt of the written request on or before the day prior to the close of business of the last business day of the then current month. Each member shall be notified within 10 days after the second to last business day of the month if their interests have been redeemed. Payment shall be made to the Member requesting Redemption within twenty (20) days following the Redemption Date. If the Manager has not been in receipt of a Request for Redemption prior the close of business on or before the day prior to the last business day of the then current month, the Redemption Date for such Unit or Units may, in the Manager's discretion, be the close of business on the last business day of the immediately following month. Any Request for Redemption shall be mailed or delivered to the office of the Manager. A Request for Redemption may be revoked prior to the Redemption Date by signed written instruction to the Manager. The Manager may also, in its discretion, declare additional Redemption dates for some or all of the Units. Each member shall be notified within 10 days after the second to last business day of the month if their interests have been redeemed. Redemption of any Unit will be based on the net asset value per Unit, calculated as of the close of business (as determined by the Manager) on the Redemption Date. The Pool's positions in security and commodity interests will be liquidated to the extent necessary to effect redemptions.

              The manager will retain an administrative charge of 4% of a redeemed unit offered by this prospectus or after its date if the funds have not been invested in the pool for six months. If the funds have been invested for six months but not more than 12 months, the manager will retain an administrative charge of 3%. There is no redemption charge after the funds have been invested for 12 months. The redemption charge will be calculated as follows: 1) If the total net asset value of the member's pool account exceeds the total amount of all gross subscriptions paid by the member, the redemption charge will be 4%, or 3%, of the total early redemption amount; 2) If the total net asset value of the member's pool account is less than the total amount of all gross subscriptions paid by the member then the redemption charge will be calculated as 4%, or 3%, of an amount which is the percentage of the total gross aggregate subscriptions made by the member divided by the net asset value of the member's pool account at the time of the early redemption, multiplied by the amount of the early redemption. Any redemption after one year will not be charged this fee. In its discretion, the manager may waive any part of all of the early-withdrawal administrative charge.

              Upon the Manager's reasonable conclusion, based on applicable regulations or controlling precedent, that the Pool's assets are "plan assets" as defined by the Department of Labor or otherwise, the Pool may call Units owned by IRAs or certain other qualified retirement plans at the net asset value per Unit of Units so held as of the close of business on the date of the call.

              In addition to the limits and conditions as set forth above, the right to obtain Redemption shall be contingent upon the Pool's having property sufficient to discharge its liabilities on the date of Redemption. If the Manager determines that permitting the number of Redemptions sought would be detrimental to the tax status of the Pool, it may restrict the number of Redemptions to be permitted, and shall select by lot so many Redemptions as will not, in its sole discretion, impair the Pool's tax status. Under special circumstances, including, but not limited to, the inability to liquidate positions in security or commodity interests as of or following the Redemption Date, default or delay in payments due to the Pool from commodity brokers, banks or other persons, the Pool may in turn delay payment to persons requesting Redemption of Units of the proportionate part of net asset value represented by the sums that are the subject to such default or delay. In addition, if, in the Manager's sole discretion, it determines Redemptions would impair the Pool's ability to meet its objectives, the Manager may temporarily suspend the amount of Units to be redeemed in any month.

Changes in the Operating Agreement & Voting Rights

              Amendments with Consent of the Manager. If at any time during the term of the Pool the Manager deems it necessary or desirable to amend this Operating Agreement, it may proceed to do so, provided that the amendment shall be effective only if embodied in an instrument signed by the Manager and by Members owning more than 70% of the Units then owned by the Members and if made in accordance with and to the extent permissible under the Act. The approval of the Members may be obtained by the Manager by means of a written notice to the Members requiring each Member to respond to the Manager in the negative by a specified time or to be deemed to have approved of the proposed amendment if such negative response is not received by such specified time. Any supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement; provided, however, that no supplemental or amendatory agreement shall, without the consent of all Members, change or alter this Paragraph 20, extend the term of the Pool, reduce the capital account of any Member or modify the percentage of profits, losses or distributions to which any Member is entitled. In addition, reduction of the capital account of any assignee or modifications of the percentage of profits, losses or distributions to which an assignee is entitled shall not be affected by amendment or supplement to this Agreement without the assignee's consent. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the Manager; it being agreed and understood that mere receipt of an adequate number of unrevoked consents (or negative approvals, as provided above) are sufficient. The Manager may amend this Agreement without the consent of the Members in order to: (i) clarify any inaccuracy, ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Disclosure Document);
              (ii) add to the representations, duties or obligations of the Manager or surrender any right or power of the Manager for the benefit of the Members; (iii) delete or add any provision of this Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or other federal agency or any state securities official or similar official or in order to opt to be governed by any amendment or successor statute to the Act;
              (iv) change the name of the Pool or the location of the principal place of business of the Pool; (v) change this Agreement in any manner that is appropriate or necessary to qualify or maintain the qualification of the Pool as a limited liability company in which the Members have limited liability under the laws of any state or that is appropriate or necessary to ensure that the Pool will not be treated as an association taxable as a corporation for federal income tax purposes; (vi) change this Agreement in any manner that does not adversely affect the Members in any material respect or that is required or contemplated by other provisions of this
              Agreement;  (vii)  make  any  amendment  that  is  appropriate  or necessary, in the opinion of the Manager, to conform this Agreement to any requirement of law or to prevent the Pool or the Manager or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor; (viii) make any other amendment similar to the foregoing; provided, that no such amendment will be adverse to the interests of the Members;
              (ix) amend this Agreement to effect the interest of the allocations proposed herein to the maximum extent possible in the event of a change in the Internal Revenue Code or the interpretations thereof affecting such allocations; or (x) make any amendment necessary so that Pool income not be deemed to constitute "unrelated business taxable income" under the Internal Revenue Code.